EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Quarterly Report of Astrea Acquisition Corp. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, Jose Luis Cordova, Chief Financial Officer and Director of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 15, 2022

/s/ Jose Luis Cordova
Jose Luis Cordova
Chief Financial Officer and Director
(Principal Financial and Accounting Officer)